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                                STATE OF FLORIDA

                              DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of MAGICWORKS MERCHANDISING, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is K22575.



                                              Given under my hand and the
                                         Great Seal of the State of Florida at
                                           Tallahassee, the Capitol, this the
                                              Twelfth day of October, 1998



                                                         /s/ Sandra B. Mortham
                                                         ----------------------
                                                             Sandra B. Mortham
                                                             Secretary of State
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                                                        EFFECTIVE DATE: 4-27-88



                           ARTICLES OF INCORPORATION
                                       OF
                       DIAMOND BULLET MERCHANDISING, INC.

         The undersigned, acting as incorporator of DIAMOND BULLET MERCHANDISING, INC. under the Florida General Corporation Act, adopts the following Articles of Incorporation:

                                ARTICLE I. NAME

         The name of the corporation is DIAMOND BULLET MERCHANDISING, INC.

                     ARTICLE II. COMMENCEMENT OF EXISTENCE

         The existence of the corporation will commence on the date of subscription and acknowledgment of these Articles of Incorporation.

                              ARTICLE III. PURPOSE

         This corporation may engage in any activity or business permitted under the laws of the United States and Florida.

                         ARTICLE IV. AUTHORIZED SHARES

         The maximum number of shares that the corporation is authorized to have outstanding at any time is 7,500 shares of common stock having a par value of $1.00 per share. The consideration to be paid for each share shall be fixed by the board of directors and may be paid in whole or in part in or other property, tangible or intangible, or in labor or services actually performed for the corporation, with a value, in the judgment of the directors, equivalent to or greater than the full par value of the shares.

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                 ARTICLE V. INITIAL REGISTERED OFFICE AND AGENT
         The street address of the initial registered office of the corporation is 12100 N.E. 16th Avenue, North Miami, Florida 33161, and the name of the corporation's initial registered agent at that address is The Diamond Bullet Corporation.

                     ARTICLE VI. INITIAL BOARD OF DIRECTORS
         The corporation shall have one director initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the initial director is:

         Name                               Address

         Brad L. Krassner                   12100 Northeast 16th Avenue
                                            North Miami, Florida 33161

                           ARTICLE VII. INCORPORATOR

         The name and street address of the incorporator is:

         Name                               Address

         Brad L. Krassner                   c/o The Diamond Bullet Corp.
                                            12100 N.E. 16th Avenue
                                            N. Miami, Florida 33161

The incorporator of the corporation assigns to this corporation his rights under Section 607.161, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the board of directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                              ARTICLE VIII. BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.


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                             ARTICLE IX. AMENDMENTS

         The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation. These Articles may be amended prior to the issuance of shares of the corporation by the unanimous approval or comment of the board of directors. Thereafter, every amendment shall be approved by the board of directors, proposed by them to the shareholders, and approved at a shareholders' meeting by the holders of a majority of the shares entitled to vote on the matter or in such other manner as may be provided by law.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 27 day of April, 1998.



                                                           /s/ Brad L. Krassner
                                                               Brad L. Krassner




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STATE OF FLORIDA
COUNTY OF DADE

         The foregoing instrument was acknowledged before me this 27 day of April, 1988, by Brad L. Krassner.

                                            /s/ Joanne Del Campo
                                            Notary Public, State of Florida
                                            at large
                                            My commission expires:
                                            Notary Public State of Florida
                                            My Commission Expires July 28, 1990

(Affix notarial seal)

         ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT

         Having been named as registered agent for DIAMOND BULLET MERCHANDISING, INC. in the foregoing articles of incorporation, I, on behalf of The Diamond Bullet Corporation, a Florida corporation, hereby agree to accept service of process for said Corporation and to comply with any and all Statutes relative to the complete and proper performance of the duties of registered agent.

                                       THE DIAMOND BULLET CORPORATION

                                       By:      /s/ Brad L. Krassner, President
                                                    Brad L. Krassner, President




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